UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 19, 2018

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition.

On March 19, 2018, Staffing 360 Solutions, Inc. (the “Company”) issued a press release announcing the Company’s preliminary unaudited financial results for the fiscal fourth quarter and full year ended December 30, 2017. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Within the press release and the supplemental financial information furnished therein, the Company refers to certain financial measures that are not in accordance with generally accepted accounting principles in the United States of America (“GAAP”), such as adjusted EBITDA. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

The Company believes that these non-GAAP measures represent important internal measures of performance as management uses such measures in monitoring and evaluating the Company’s ongoing financial results, as well as to reflect the Company’s acquisitions. Management believes that these measures provide a more complete understanding of the Company’s operational results and a meaningful comparison of the Company’s performance between periods. These non-GAAP measures, however, may not reflect the actual financial results the Company would have achieved absent such acquisitions, and may not be indicative of the results that the Company expects to recognize for future periods. These non-GAAP measures should be considered in addition to, not a substitute for, measures of financial performance prepared in accordance with GAAP.

The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 2.02 and Exhibit 99.1 attached hereto shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Forward-Looking Statements

Certain matters discussed within this communication are forward-looking statements. These statements may be identified by words such as “expect,” “look forward to,” “anticipate” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project” or words of similar meaning.  Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  Actual results may vary materially from those expressed or implied by the statements herein, including the goal of achieving annualized revenues of $500 million, due to the Company’s ability to successfully raise sufficient capital on reasonable terms or at all, to consummate additional target acquisitions, to successfully integrate any newly acquired companies, to organically grow its business, to successfully defend any potential future litigation, changes in local or national economic conditions, the Company’s ability to comply with its contractual covenants, including in respect of its debt, as well as various additional risks, many of which are unknown at this time and generally out of the Company’s control, and which are detailed from time to time in Staffing 360 Solutions’ reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.  The Company does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits (furnished only).

Exhibit No.	Description
99.1	Press Release of Staffing 360 Solutions, Inc. dated March 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2017	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Executive Chairman